JONES WALKER
                             WAECHTER POITEVENT
                          CARRERE & DENEGRE, L.L.P.


                              April 13, 2000


Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, Louisiana 70005

Gentlemen:

     We have acted as counsel for Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company of 3,000,000 shares (the "Incentive Shares") of the Class A Common Stock of the Company, no par value per share (the "Common Stock"), pursuant to the terms of the Stewart Enterprises, Inc. 2000 Incentive Compensation Plan (the "Incentive Plan"), 350,000 shares (the "Directors' Shares") of Common Stock pursuant to the terms of the Stewart Enterprises, Inc. 2000 Directors' Stock Option Plan (the "Directors' Plan"), and 2,000,000 shares (the "Profit Sharing Shares") of Common Stock pursuant to the terms of the Stewart Enterprises, Inc. Employees' Retirement Trust (A Profit Sharing
Plan) and Trust Agreement (the "Profit Sharing Plan").

     Based upon the foregoing and upon our examination of such matters as we deem necessary to furnish this opinion, we are of the opinion that the Incentive Shares, the Directors' Shares, and the Profit Sharing Shares have been duly authorized and, when issued upon the terms described in the Incentive Plan, the Directors' Plan, and the Profit Sharing Plan, respectively, and the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              JONES, WALKER, WAECHTER,
                                 POITEVENT, CARRERE & DENEGRE, L.L.P.



                              By:  /S/ MARGARET F. MURPHY
                                 ---------------------------------
                                   Margaret F. Murphy, Partner